UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 11, 2011

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 11, 2011, Evercore LP (“Evercore”), a majority owned subsidiary of Evercore Partners Inc., entered into a definitive Purchase and Sale agreement (the “Purchase Agreement”) with ABS Investment Management, LLC, a Connecticut based institutionally focused equity long/short hedge fund-of-funds manager (the “Company”), ABS SR LLC, a Delaware limited liability company (in its capacity as the Representative, the “Representative”), Alain De Coster, Laurence Russian, and Guilherme Ribeiro do Valle (collectively, the “Founders”), Santa Rosa Inv. & Arbitrage Ltd., a Bahamas corporation (“Strategic Investor”) and certain other sellers (including the Founders and the Strategic Investor, collectively the “Sellers”), to purchase a 45% non-controlling interest in the Company for a cash purchase price of approximately $45 million, subject to adjustments based upon the assets under management of the Company as of the closing and after the closing as set forth in the Purchase Agreement. Following the consummation of the transaction, the remaining 55% of the interest in the Company will be owned by the Founders and employees.

Upon consummation of the transaction, the Company will be governed by a five member management committee consisting of three members of the Company’s management team and two Evercore designees. Certain significant non-ordinary course actions will require the approval of the Evercore designees. The Founders will continue to lead the company and the investment processes and day-to-day operations.

The transaction, which is currently expected to be consummated in the fourth quarter of 2011, is subject to customary closing conditions for transactions of this type, including, without limitation, (i) accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), (ii) the other party’s compliance with its covenants and agreements contained in the Purchase Agreement (subject to customary materiality qualifiers), (iii) absence of any law or order prohibiting the closing and (iv) the absence of any material adverse effect on the business and operations of the Company. In addition, Evercore’s obligation to consummate the transaction is subject to the assets under management of the Company as of the closing date being at least 85% of the pro forma assets under management as of September 30, 2011 as set forth in the Purchase Agreement.

A copy of the Purchase Agreement is being filed as an exhibit hereto and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete copy of the Purchase Agreement attached hereto as an exhibit.

Item 7.01	Regulation FD Disclosure

On November 14, 2011, Evercore issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 incorporated herein in this item of Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

Exhibit 2.1	Purchase and Sale Agreement, dated as of November 11, 2011, by and among Evercore, the Company, the Representative, in its capacity as the representative, and the Sellers.

Exhibit 99.1	Press Release, dated November 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ Robert B. Walsh
Name:	Robert B. Walsh
Title:	Chief Financial Officer

Dated: November 14, 2011

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 2.1	Purchase and Sale Agreement, dated as of November 11, 2011, by and among Evercore, the Company, the Representative, in its capacity as the representative, and the Sellers.

Exhibit 99.1	Press Release, dated November 14, 2011.